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                                                                    EXHIBIT 23

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Hovnanian Enterprises, Inc. for the registration of 761,905 shares of its Class A Common stock and to the incorporation by reference therein of our report dated December 15, 1998, with respect to the consolidated financial statements and schedules of Hovnanian Enterprises, Inc. included in its Annual Report (Form 10-K) for the fiscal year ended October 31, 1998, filed with the Securities and Exchange Commission.


                                               /s/ Ernst & Young LLP


New York, New York
November 5, 1999